Exhibit 10.1

MEDICAL SOLUTIONS MANAGEMENT INC.

$1,266,000 6% SENIOR SECURED DEBENTURES DUE APRIL 17, 2009

WARRANTS TO PURCHASE 8,440,000 SHARES OF COMMON STOCK

SECURITIES PURCHASE AND EXCHANGE AGREEMENT

By and Among

MEDICAL SOLUTIONS MANAGEMENT INC.

and

THE PURCHASERS NAMED HEREIN

DATED APRIL 17, 2007

SECURITIES PURCHASE AND EXCHANGE AGREEMENT

This SECURITIES PURCHASE AND EXCHANGE AGREEMENT (the "Agreement"), dated this 17th day of April, 2007, is made by and among MEDICAL SOLUTIONS MANAGEMENT INC., a Nevada corporation (the "Company"), and VICIS CAPITAL MASTER FUND ("Vicis") and APOGEE FINANCIAL INVESTMENTS INC. ("Apogee", together with Vicis, the "Purchasers").

R E C I T A L S

WHEREAS, pursuant to the terms and conditions of this Agreement, the Company wishes to issue and sell to the Purchasers the following securities (collectively, the "Securities"): (a) 6% Convertible Senior Subordinated Secured Debentures due April 17, 2009 in the aggregate principal amount of $1,266,000 and in the form attached hereto as Exhibit A (each a "Debenture" and collectively, the "Debentures"); (b) warrants to purchase an aggregate of 4,220,000 shares of common stock, par value $.0001 per share (the "Common Stock"), of the Company initially at an exercise price of $.345 per share in the form attached hereto as Exhibit B (the "$.345 Warrants"); and (c) warrants to purchase an aggregate of 4,220,000 shares of Common Stock initially at an exercise price of $.375 per share in the form attached hereto as Exhibit C (the "$.375 Warrants", and together with the $.345 Warrants, the "Warrants"), and each Purchaser desires to purchase such Securities from the Company in such amounts as set forth on Schedule 1.1 attached hereto.

WHEREAS, Vicis is the holder of a promissory note issued by the Company, dated December 29, 2006, in the principal amount of $400,000, a promissory note issued by the Company, dated January 18, 2007, in the principal amount of $200,000, and a promissory note issued by the Company dated February 20, 2007, in the principal amount of $450,000 (collectively, the “Vicis Bridge Notes”), which, pursuant to that certain Note Purchase Agreement, dated February 20, 2007, between Vicis and the Company, will automatically convert into a Debenture to be issued pursuant to this Agreement;

WHEREAS, Apogee is the holder of a promissory and original issue discount note issued by the Company in the principal amount of $216,000 (the “Apogee Bridge Note”), which will be converted and exchanged into a Debenture to be issued pursuant to this Agreement

NOW, THEREFORE, the Company and the Purchasers hereby agree as follows:

ARTICLE I

PURCHASE AND SALE OF THE SECURITIES

1.1 Purchase and Sale of the Securities. Subject to the terms and conditions hereof and in reliance on the representations and warranties contained herein, or made pursuant hereto, the Company will issue and sell to each Purchaser, and each Purchaser will purchase from the Company, the Securities set forth, and for the consideration (the "Purchase Price") set forth, on Schedule 1.1 hereto opposite the name of such Purchaser.

1.2 Closing. The Closing shall be deemed to occur at the offices of Quarles & Brady, LLP, 411 East Wisconsin Avenue, Milwaukee, Wisconsin at 5:00 p.m. CDT on April 17, 2007 or at such other place, date or time as mutually agreeable to the parties (the "Closing Date).

1.3 Closing Matters. On the Closing Date, subject to the terms and conditions hereof, the following actions shall be taken:

(a) The Company will deliver to each Purchaser: (a) a Debenture dated the Closing Date, in the principal amount set forth on Schedule 1.1 hereto opposite the name of such Purchaser; (b) a warrant to purchase the number of shares of Common Stock as set forth on Schedule 1.1 hereto opposite the name of such Purchaser, registered in such Purchaser's name representing such Purchaser's $.345 Warrants; and (c) a warrant to purchase the number of shares of Common Stock as set forth on Schedule 1.1 hereto opposite the name of such Purchaser, registered in such Purchaser's name representing such Purchaser's $.375 Warrants.

(b) Each Purchaser shall deliver to the Company the Purchase Price set forth next to such Purchaser's name on Schedule 1.1 hereto.

ARTICLE II

SECURITY DOCUMENTS

2.1 Company Security Documents.

(a) Security Agreement. All of the obligations of the Company under the Debentures shall be secured by a lien on all the personal property and assets of the Company now existing or hereinafter acquired granted pursuant to a security agreement dated of even date herewith between the Company and Vicis, as agent for the Purchasers ("Security Agreement").

(b) Stock Pledge Agreement. To secure the obligations of the Company under the Debentures, the Company shall pledge, to Vicis, as agent for the Purchasers, all the capital stock of its subsidiary, OrthoSupply Management, Inc., a Delaware corporation ("OrthoSupply" or "Subsidiary"), pursuant to a stock pledge agreement ("Stock Pledge Agreement"). The Company represents that a certificate representing all shares of capital stock of OrthoSupply have been delivered to Vicis pursuant to that certain Pledge Agreement, dated June 28, 2006, between Vicis and the Company.

(c) Guaranty. All of the obligations of the Company under the Debentures shall be guaranteed pursuant to a guaranty agreement by OrthoSupply ("Guaranty Agreement").

(d) Guarantor Security Documents. All of the obligations of OrthoSupply under the Guaranty Agreement shall be secured by a lien on all the personal property and assets of OrthoSupply now existing or hereinafter acquired granted pursuant to a guarantor security agreement dated of even date herewith between OrthoSupply and Vicis, as agent for the Purchasers ("Guarantor Security Agreement").

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Purchasers as of the date of this Agreement as follows:

3.1 Organization and Qualification. The Company is a corporation duly organized and validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiary or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as hereinafter defined).

3.2 Subsidiaries. The Company has no subsidiaries other than OrthoSupply and its indirect wholly-owned subsidiary, OrthoSupply Management, LLC, a Massachusetts limited liability company (the "LLC"). The LLC currently has no assets and is not currently conducting operations of any kind (business or otherwise), and since December 30, 2005, has not conducted any such operations. The Company owns, directly or indirectly, all of the capital stock of OrthoSupply, consisting of 100 shares of common stock, free and clear of any and all Liens, and all the issued and outstanding shares of capital stock of OrthoSupply are validly issued and are fully paid, non-assessable and free of preemptive and similar rights. OrthoSupply is a corporation duly organized and validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, and has all requisite corporate power and authority to carry on its business as now conducted. OrthoSupply is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

3.3 No Violation. Neither the Company nor any of its subsidiaries is in violation of: (a) any of the provisions of its certificate or articles of incorporation, bylaws or other organizational or charter documents; or (b) any judgment, decree or order or any statute, ordinance, rule or regulation (including federal and state securities laws) applicable to the Company or OrthoSupply, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect.

3.4 Capitalization.

(a) As of the date hereof and without giving effect to the sale of Securities at Closing as contemplated hereby, the Company's authorized capital stock consists of (1) 100,000,000 shares of Common Stock, par value $.0001 per share, of which (A) 20,471,729 shares are outstanding, (B) 25,290,335 shares are reserved for issuance upon the exercise of all outstanding warrants, and (C) 9,661,088 shares are reserved for issuance upon the conversion of all outstanding debentures,and (2) 5,000,000 shares of preferred stock, par value $.001 per share, of which no shares are outstanding. All of such outstanding shares have been, or upon issuance will be, validly issued, are fully paid and nonassessable.

(b) Except as disclosed in the Company's reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the "SEC") pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the date hereof (the "SEC Documents"):

(i) except pursuant to the Amended and Restated Investor Rights Agreement of the Company, dated as of June 28, 2006 (the "Investor Rights Agreement"), no holder of shares of the Company's capital stock has any preemptive rights or any other similar rights or has been granted or holds any liens or encumbrances suffered or permitted by the Company;

(ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or OrthoSupply, or contracts, commitments, understandings or arrangements by which the Company or OrthoSupply is or may become bound to issue additional shares of capital stock of the Company or OrthoSupply or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or OrthoSupply;

(iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness (as defined in Section 3.14 hereof) of the Company or OrthoSupply or by which the Company or OrthoSupply is or may become bound;

(iv) except for filings made by Vicis, there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company;

(v) except for the Investor Rights Agreement, there are no agreements or arrangements under which the Company or OrthoSupply is obligated to register the sale of any of their securities under the Securities Act of 1933, as amended, (the "Securities Act");

(vi) there are no outstanding securities or instruments of the Company or OrthoSupply that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or OrthoSupply is or may become bound to redeem a security of the Company or OrthoSupply;

(vii) there are no securities or instruments containing antidilution or similar provisions that will be triggered by the issuance of the Securities (except for such warrants with respect to which waivers of anti-dilution rights are being obtained in connection herewith); and

(viii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement.

3.5 Issuance of Securities.

(a) The Securities to be issued hereunder are duly authorized and, upon payment and issuance in accordance with the terms hereof, shall be free from all taxes, Liens and charges with respect to the issuance thereof. As of the Closing, the Company has authorized and reserved shares of Common Stock necessary for the issuance of all shares of Common Stock issuable upon conversion of the Debentures (the "Debenture Shares") and shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares").

(b) All actions by the board of directors of the Company (the "Board"), the Company and its stockholders necessary for the valid issuance of the Debenture Shares and the Warrant Shares pursuant to the terms of the Debentures and the Warrants, respectively, has been taken.

(c) The Debenture Shares and Warrant Shares, when issued and paid for upon conversion of the Debentures or exercise of the Warrants, respectively, will be validly issued, fully paid and nonassessable and free from all taxes, Liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of the Common Stock. Assuming the accuracy of each of the representations and warranties set forth in Article IV hereof, the issuance by the Company to the Purchasers of the Securities is exempt from registration under the Securities Act.

3.6 Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Security Agreement, the Stock Pledge Agreement, the Debentures, and the Warrants, and each of the other agreements or instruments entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "Transaction Documents") and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, and the issuance of the Debentures and the Warrants, have been duly authorized by the Board, and no further consent or authorization is required by the Company, the Board or its stockholders. This Agreement and the other Transaction Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except (i) as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies or (ii) as any rights to indemnity or contribution hereunder may be limited by federal and state securities laws and public policy consideration.

3.7 Dilutive Effect. The Company understands and acknowledges that its obligation to issue the Debenture Shares and Warrant Shares upon conversion of the Debentures or the exercise of the Warrants, as the case may be, in accordance therewith is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

3.8 No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance of the Debenture Shares and the Warrant Shares) will not (i) result in a violation of any articles or certificate of incorporation, any certificate of designations, preferences and rights of any outstanding series of preferred stock or bylaws of the Company or OrthoSupply or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or OrthoSupply is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations applicable to the Company or OrthoSupply or by which any property or asset of the Company or OrthoSupply is bound or affected, except in the case of clauses (ii) and (iii), for such breaches or defaults as would not be reasonably expected to have a Material Adverse Effect.

3.9 Governmental Consents. Except for the filing of a Form D with the SEC and any filings (if any) required by applicable state securities laws, the registration of the Shares under the Securities Act for resale by the Purchasers, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person (as hereinafter defined) in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain at or prior to the Closing pursuant to the preceding sentence have been obtained or effected. The Company is unaware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the foregoing.

3.10 No General Solicitation. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities.

3.11 No Integrated Offering. None of the Company, its subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the Securities Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions.

3.12 Placement Agent's Fees. No brokerage or finder's fee or commission are or will be payable to any Person with respect to the transactions contemplated by this Agreement based upon arrangements made by the Company or any of its affiliates. The Company agrees that it shall be responsible for the payment of any placement agent's fees, financial advisory fees, or brokers' commissions (other than for Persons engaged by either Purchaser) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold the

Purchasers harmless against, any liability, loss or expense (including, without limitation, attorney's fees and out-of-pocket expenses) arising in connection with any claim for any such fees or commissions.

3.13 Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the transactions contemplated by the Transaction Documents, the Common Stock or any of its subsidiaries or any of their respective current or former officers or directors in their capacities as such. To the knowledge of the Company, there has not been within the past two (2) years, and there is not pending, any investigation by the SEC involving the Company or any current or former director or officer of the Company (in his or her capacity as such). The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act within the past two (2) years.

3.14 Indebtedness and Other Contracts. Except as disclosed in the SEC Documents, neither the Company nor OrthoSupply (a) has any outstanding Indebtedness (as defined below), (b) is a party to any contract, agreement or instrument, the violation of which, or default under, by any other party to such contract, agreement or instrument would result in a Material Adverse Effect, (c) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (d) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company's officers, has or is expected to have a Material Adverse Effect. For purposes of this Agreement: (x) "Indebtedness" of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, change, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (viii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above; (y) "Contingent Obligation" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

3.15 Financial Information; SEC Documents. Since December 31, 2005, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act. As of their respective dates, the SEC Documents filed since December 31, 2005 complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of such SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in such SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Purchasers that is not included in the SEC Documents filed since December 31, 2005 contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

3.16 Absence of Certain Changes. Except as disclosed in the SEC Documents, since December 31, 2005, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company or its subsidiaries. Since December 31, 2005, the Company has not (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $50,000 outside of the ordinary course of business or (iii) had capital expenditures, individually or in the aggregate, in excess of $100,000. The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. After giving effect to the transactions contemplated hereby to occur at the Closing, the Company will not be Insolvent (as hereinafter defined). For purposes of this Agreement, "Insolvent" means (i) the present fair saleable value of the Company's assets is less than the amount required to pay the Company's total indebtedness, contingent or otherwise, (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

3.17 Foreign Corrupt Practices.

(a) Since December 31, 2005, neither the Company, nor any director, officer, agent, employee or other Person acting on behalf of the Company has, in the course of its actions (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(b) None of the subsidiaries of the Company, nor any of their respective directors, officers, agents, employees or other Persons acting on behalf of such subsidiaries has, in the course of their respective actions (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

3.18 Transactions With Affiliates. Except as set forth in the SEC Documents, none of the officers, directors or employees of the Company is presently a party to any transaction with the Company or OrthoSupply (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

3.19 Insurance. The Company and OrthoSupply are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and OrthoSupply are engaged. Neither the Company nor OrthoSupply has been refused any insurance coverage sought or applied for and neither the Company nor OrthoSupply has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

3.20 Employee Relations. Neither the Company nor OrthoSupply is a party to any collective bargaining agreement or employs any member of a union. No Executive Officer of the Company (as defined in Rule 501(f) of the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer's employment with the

Company. No Executive Officer of the Company, to the knowledge of the Company, is, or is now, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or OrthoSupply to any liability with respect to any of the foregoing matters. The Company and OrthoSupply are in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

3.21 Title. The Company and OrthoSupply have good and marketable title to all personal property owned by them which is material to their respective business, in each case free and clear of all liens, encumbrances and defects except such as are described in the SEC Documents or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and OrthoSupply. Any real property and facilities held under lease by the Company and OrthoSupply are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and OrthoSupply.

3.22 Intellectual Property Rights. Neither the Company nor OrthoSupply has any patents, trademarks, trade names, service marks copyrights, or registrations and applications therefor, trade secrets or any other intellectual property right, whether owned by the Company, OrthoSupply or a third party.

3.23 Environmental Laws. The Company and each of its subsidiaries (a) are in compliance with any and all Environmental Laws (as hereinafter defined), (b) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (c) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (a), (b) and (c), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term "Environmental Laws" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

3.24 Tax Matters. The Company and each of its subsidiaries (a) have made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (b) have paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (c) have set aside on its books reasonably adequate provision for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply, except where such failure would not have a Material Adverse Effect. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

3.25 Sarbanes-Oxley Act. The Company is in compliance with any and all requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof and applicable to it, and any and all rules and regulations promulgated by the SEC thereunder that are effective and applicable to it as of the date hereof, except where such noncompliance would not have a Material Adverse Effect.

3.26 FDA Compliance. The Company and OrthoSupply, and the manufacture, marketing and sales of the Company's and OrthoSupply's products, complies with any and all applicable requirements of the Federal Food, Drug and Cosmetic Act, any rules and regulations of the Food and Drug Administration promulgated thereunder, and any similar laws outside of the United States to which the company is subject, except where such noncompliance would not have a Material Adverse Effect.

3.27 Investment Company Status. The Company is not, and immediately after receipt of payment for the Securities will not be, an "investment company," an "affiliated person" of, "promoter" for or "principal underwriter" for, or an entity "controlled" by an "investment company," within the meaning of the Investment Company Act.

3.28 Material Contracts. Each contract of the Company that involves expenditures or receipts in excess of $100,000 (each an "Applicable Contract") is in full force and effect and is valid and enforceable in accordance with its terms. The Company is and has been in full compliance with all applicable terms and requirements of each Applicable Contract and no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with or result in a violation or breach of, or give the Company or any other entity the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any Applicable Contract. The Company has not given or received from any other entity any notice or other communication (whether oral or written) regarding any actual, alleged, possible or potential violation or breach of, or default under, any Applicable Contract.

3.29 Inventory. All inventory of the Company consists of a quality and quantity usable and salable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which have been or will be written off or written down to net realizable value on the unaudited consolidated balance sheet of the Company and its Subsidiaries as of September 30, 2006. The quantities of each type of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable and warranted in the present circumstances of the Company.

3.30 Ranking of Debentures. Except for the $2,000,000 6% Senior Secured Convertible Debenture Due June 28, 2008 issued to Vicis and any amounts payable by the Company to Vicis under the Guarantee Fee, Reimbursement and Indemnification Agreement, by and between the

Company and Vicis, no Indebtedness of the Company is senior to or ranks pari passu with the Debentures in right of payment, whether with respect of payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise.

3.31 Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided the Purchasers or their respective agents or counsel with any information that constitutes or might constitute material, nonpublic information that has not been disclosed in the SEC Documents. The Company understands and confirms that the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser, severally and not jointly, hereby represents and warrants to the Company as of the date of this Agreement as follows:

4.1 Accredited Investor. Such Purchaser acknowledges and agrees that (i) the offering and sale of the Securities to be purchased hereunder by such Purchaser are intended to be exempt from registration under the Securities Act by virtue of Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder, (ii) such Securities have not been registered under the Securities Act and (iii) the Company has represented to such Purchaser (assuming the veracity of the representations of such Purchaser made herein) that such Securities have been offered and sold by the Company in reliance upon an exemption from registration provided in Section 4(2) of the Securities Act and Regulation D thereunder. In accordance therewith and in furtherance thereof, such Purchaser represents and warrants to and agrees with the Company that it is an accredited investor (as defined in Rule 501 promulgated under the Securities Act).

4.2 No Distribution. Such Purchaser hereby represents and warrants that such Purchaser is acquiring the Securities to be purchased hereunder by such Purchaser for its own account for investment and not with a view to distribution, and with no present intention of distributing such Securities or selling such Securities for distribution. Such Purchaser understands that such Securities are being sold to such Purchaser in a transaction which is exempt from the registration requirements of the Securities Act. Accordingly, such Purchaser acknowledges that it has been advised that such Securities have not been registered under the Securities Act and are being sold by the Company in reliance upon the veracity of such Purchaser's representations contained herein and upon the exemption from the registration requirements provided by the Securities Act and the securities laws of all applicable states. Such Purchaser's acquisition of such Securities shall constitute a confirmation of the foregoing representation and warranty and understanding thereof.

4.3 Evaluation. Such Purchaser has such knowledge and experience in financial and business matters as is required for evaluating the merits and risks of making this investment, and such Purchaser has received such information requested by such Purchaser concerning the business, management and financial affairs of the Company in order to evaluate the merits and risks of making this investment. Further, such Purchaser acknowledges that such Purchaser has had the opportunity to ask questions of, and receive answers from, the officers of the Company concerning the terms and conditions of this investment and to obtain information relating to the organization, operation and business of the Company and of the Company's contracts, agreements and obligations or needed to verify the accuracy of any information contained herein or any other information about the Company. Except as set forth in this Agreement, no representation or warranty is made by the Company to induce such Purchaser to make this investment, and any representation or warranty not made herein or therein is specifically disclaimed and no information furnished to such Purchaser or such Purchaser's advisor(s) in connection with the sale were in any way inconsistent with the information stated herein. Such Purchaser further understands and acknowledges that no Person has been authorized by the Company to make any representations or warranties concerning the Company, including as to the accuracy or completeness of the information contained in this Agreement.

4.4 Investment Risks. The purchase of the Securities to be purchased hereunder by such Purchaser involves risks which such Purchaser has evaluated, and such Purchaser is able to bear the economic risk of the purchase of such Securities and the loss of its entire investment. Such Purchaser is able to bear the substantial economic risk of the investment for an indefinite period of time, has no need for liquidity in such investment and can afford a complete loss of such investment. Such Purchaser's overall commitment to investments that are not readily marketable is not, and its acquisition of Securities will not cause such overall commitment to become, disproportionate to its net worth and such Purchaser has adequate means of providing for its current needs and contingencies.

4.5 Accuracy of Representations. Such Purchaser is making the foregoing representations and warranties with the intent that they may be relied upon by the Company in determining the suitability of the sale of the Securities to be purchased hereunder to such Purchaser for purposes of federal and state securities laws. Accordingly, such Purchaser represents and warrants that the information stated herein is true, accurate and complete.

4.6 Authorization; Enforceability. The individual signing below on behalf of such Purchaser hereby warrants and represents that he/she is authorized to execute this Agreement on behalf of such Purchaser. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action, if any, in respect thereof on the part of such Purchaser and no other proceedings on the part of such Purchaser are necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Purchaser and constitutes a valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (whether applied in a proceeding in equity or at law)).

4.7 Resale; Certificate Legend. In entering into this Agreement and in purchasing the Securities to be purchased hereunder by such Purchaser, such Purchaser further acknowledges that:

(a) Neither such Securities nor any interest therein may be resold by such Purchaser in the absence of a registration under the Securities Act or an exemption from registration. In particular, such Purchaser is aware that such Securities will be "restricted securities", as such term is defined in Rule 144 promulgated under the Securities Act ("Rule 144"), and they may not be sold pursuant to Rule 144, unless the conditions thereof are met. The Company has no obligation to register such Securities (or Debenture Shares or Warrant Shares issuable upon conversion or exercise thereof).

(b) The following legends (or similar language) shall be placed on the certificate(s) or other instruments evidencing the Securities to be purchased hereunder by such Purchaser (or Debenture Shares or Warrant Shares issued upon conversion or exercise thereof):

THE SECURITIES REPRESENTED BY THIS [DEBENTURE] [CERTIFICATE] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

(c) The Company may at any time place a stop transfer order on its transfer books against the Securities to be purchased hereunder by such Purchaser (or Debenture Shares or Warrant Shares issuable upon conversion or exercise thereunder). Such stop order will be removed, and further transfer of such securities will be permitted, upon an effective registration of such securities, or the receipt by the Company of an opinion of counsel satisfactory to the Company that such further transfer may be effected pursuant to an applicable exemption from registration.

ARTICLE V

CONDITIONS TO CLOSING OF THE PURCHASERS

The obligation of each Purchaser to purchase the Securities at the Closing is subject to the fulfillment to such Purchaser's satisfaction on or prior to the Closing Date of each of the following conditions, any of which may be waived by such Purchaser:

5.1 Representations and Warranties Correct. The representations and warranties in Article III hereof shall be true and correct when made, and shall be true and correct on the

Closing Date with the same force and effect as if they had been made on and as of the Closing Date.

5.2 Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with by the Company in all material respects.

5.3 No Impediments. Neither the Company nor any Purchaser shall be subject to any order, decree or injunction of a court or administrative agency of competent jurisdiction that prohibits the transactions contemplated hereby or would impose any material limitation on the ability of such Purchaser to exercise full rights of ownership of the Securities. At the time of the Closing, the purchase of the Securities to be purchased by the Purchasers hereunder shall be legally permitted by all laws and regulations to which the Purchasers and the Company are subject.

5.4 Other Agreements and Documents. The Company or OrthoSupply, as applicable, shall have executed and delivered the following agreements and documents:

(a) The Debentures in the form of Exhibit A attached hereto;

(b) The $.345 Warrants in the form of Exhibit B attached hereto;

(c) The $.375 Warrants in the form of Exhibit C attached hereto;

(d) The Security Agreement in the form of Exhibit D hereto;

(e) The Stock Pledge Agreement in the form of Exhibit E attached hereto;

(f) The Guaranty Agreement in the form of Exhibit F attached hereto;

(g) The Guarantor Security Agreement in the form of Exhibit G attached hereto;

(h) Financing Statements on Form UCC-1 with respect to all personal property and assets of the Company and OrthoSupply;

(i) A Certificate of Good Standing from the state of incorporation of the Company and OrthoSupply;

(j) A certificate of the Company's CEO, dated the Closing Date, certifying (i) the fulfillment of the conditions specified in Sections 5.1 and 5.2 of this Agreement, (ii) the Board resolutions approving this Agreement and the transactions contemplated hereby, and (iii) other matters as the Purchasers shall reasonably request;

(k) A written waiver, in form and substance satisfactory to the Purchasers, from each Person other than the Purchasers who has any of the following rights:

(i) any currently effective right of first refusal to acquire the Securities; or

(ii) any right to an anti-dilution adjustment of securities issued by the Company that are held by such Person that will be triggered as a result of the issuance of the Securities; and

(l) All necessary consents or waivers, if any, from all parties to any other material agreements to which the Company is a party or by which it is bound immediately prior to the Closing in order that the transactions contemplated hereby may be consummated and the business of the Company may be conducted by the Company after the Closing without adversely affecting the Company; and

5.5 Due Diligence Investigation. No fact shall have been discovered, whether or not reflected in the Schedules hereto, which in the Purchasers' determination would make the consummation of the transactions contemplated by this Agreement not in the Purchasers' best interests.

ARTICLE VI

CONDITIONS TO CLOSING OF THE COMPANY

The Company's obligation to sell the Securities at the Closing is subject to the fulfillment to its satisfaction on or prior to the Closing Date of each of the following conditions:

6.1 Representations. The representations made by the Purchasers pursuant to Article IV hereof shall be true and correct when made and shall be true and correct on the Closing Date.

6.2 No Impediments. Neither the Company nor any Purchaser shall be subject to any order, decree or injunction of a court or administrative agency of competent jurisdiction that prohibits the transactions contemplated hereby or would impose any material limitation on the ability of such Purchaser to exercise full rights of ownership of the Securities. At the time of the Closing, the purchase of the Securities to be purchased by the Purchasers hereunder shall be legally permitted by all laws and regulations to which the Purchasers and the Company are subject.

6.3 Payment of Purchase Price; Surrender of Notes. The Company shall have received from each Purchaser the Purchase Price set forth opposite the name of such Purchaser on Schedule 1.1 hereto, and, in connection therewith, Vicis shall have surrendered for cancellation the Vicis Bridge Notes and Apogee shall have surrendered for cancellation the Apogee Bridge Note.

ARTICLE VII

AFFIRMATIVE COVENANTS

The Company hereby covenants and agrees, so long as any Debenture remains outstanding, as follows:

7.1 Maintenance of Corporate Existence. The Company shall and shall cause its subsidiaries to, maintain in full force and effect its corporate existence, rights and franchises and all material terms of licenses and other rights to use licenses, trademarks, trade names, service marks, copyrights, patents or processes owned or possessed by it and necessary to the conduct of its business.

7.2 Maintenance of Properties. The Company shall and shall cause its subsidiaries to, keep each of its properties necessary to the conduct of its business in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and the Company shall and shall its subsidiaries to at all times comply with each material provision of all leases to which it is a party or under which it occupies property.

7.3 Payment of Taxes. The Company shall and shall cause its subsidiaries to, promptly pay and discharge, or cause to be paid and discharged when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, assets, property or business of the Company and its subsidiaries; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall be contested timely and in good faith by appropriate proceedings, if the Company or its subsidiaries shall have set aside on its books adequate reserves with respect thereto, and the failure to pay shall not be prejudicial in any material respect to the holders of the Securities, and provided, further, that the Company or its subsidiaries will pay or cause to be paid any such tax, assessment, charge or levy forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

7.4 Payment of Indebtedness. The Company shall and shall cause its subsidiaries to pay or cause to be paid all Indebtedness incident to the operations of the Company or its subsidiaries (including, without limitation, claims or demands of workmen, materialmen, vendors, suppliers, mechanics, carriers, warehousemen and landlords) which, if unpaid might become a lien (except for Permitted Liens) upon the assets or property of the Company or its subsidiaries.

7.5 Maintenance of Insurance. The Company shall and shall cause its subsidiaries to, keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by theft, fire, explosion and other risks customarily insured against by companies in the line of business of the Company or its subsidiaries, in amounts sufficient to prevent the Company and its subsidiaries from becoming a co-insurer of the property insured; and the Company shall and shall cause its subsidiaries to maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated or as may be required by law, including, without limitation, general liability, fire and business interruption insurance, and product liability insurance as may be required pursuant to any license agreement to which the Company or its subsidiaries is a party or by which it is bound.

7.6 Notice of Adverse Change. The Company shall promptly give notice to all holders of any Securities (but in any event within seven (7) days) after becoming aware of the existence of any condition or event which constitutes, or the occurrence of, any of the following:

(a) any Event of Default (as hereinafter defined);

(b) any other event of noncompliance by the Company or its subsidiaries under this Agreement;

(c) the institution or threatening of institution of an action, suit or proceeding against the Company or any subsidiary before any court, administrative agency or arbitrator, including, without limitation, any action of a foreign government or instrumentality, which, if adversely decided, could materially adversely affect the business, prospects, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole whether or not arising in the ordinary course of business; or

(d) any information relating to the Company or any subsidiary which could reasonably be expected to materially and adversely affect the assets, property, business or condition (financial or otherwise) of the Company or its ability to perform the terms of this Agreement.

Any notice given under this Section 7.6 shall specify the nature and period of existence of the condition, event, information, development or circumstance, the anticipated effect thereof and what actions the Company has taken and/or proposes to take with respect thereto.

7.7 Compliance With Agreements. The Company shall and shall cause its subsidiaries to comply in all material respects, with the terms and conditions of all material agreements, commitments or instruments to which the Company or any of its subsidiaries is a party or by which it or they may be bound.

7.8 Compliance With Laws. The Company shall and shall cause each of its subsidiaries to duly comply in all material respects with any material laws, ordinances, rules and regulations of any foreign, Federal, state or local government or any agency thereof, or any writ, order or decree, and conform to all valid requirements of governmental authorities relating to the conduct of their respective businesses, properties or assets, including, but not limited to, the requirements of the FDA Act, the Prescription Drug Marketing Act, the Control Substance Act, the Employee Retirement Income Security Act of 1978, the Environmental Protection Act, the Occupational Safety and Health Act, the Foreign Corrupt Practices Act and the rules and regulations of each of the agencies administering such acts.

7.9 Protection of Licenses, etc. The Company shall and shall cause its subsidiaries to, maintain, defend and protect to the best of their ability licenses and sublicenses (and to the extent the Company or a subsidiary is a licensee or sublicensee under any license or sublicense, as permitted by the license or sublicense agreement), trademarks, trade names, service marks, patents and applications therefor and other proprietary information owned or used by it or them and shall keep duplicate copies of any licenses, trademarks, service marks or patents owned or used by it, if any, at a secure place selected by the Company.

7.10 Accounts and Records; Inspections.

(a) The Company shall keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to the business and affairs of the Company and its subsidiaries in accordance with generally accepted accounting principles applied on a consistent basis.

(b) The Company shall permit each holder of any Securities or any of such holder's officers, employees or representatives during regular business hours of the Company, upon reasonable notice and as often as such holder may reasonably request, to visit and inspect the offices and properties of the Company and its subsidiaries and to make extracts or copies of the books, accounts and records of the Company or its subsidiaries at such holder's expense.

(c) Nothing contained in this Section 7.10 shall be construed to limit any rights which a holder of any Securities may otherwise have with respect to the books and records of the Company and its subsidiaries, to inspect its properties or to discuss its affairs, finances and accounts.

7.11 Maintenance of Office. The Company will maintain its principal office at the address of the Company set forth in Section 12.6 of this Agreement where notices, presentments and demands in respect of this Agreement and any of the Securities may be made upon the Company, until such time as the Company shall notify the holders of the Securities in writing, at least thirty (30) days prior thereto, of any change of location of such office.

7.12 Use of Proceeds. The Company shall use all the proceeds received from the sale of the Securities pursuant to this Agreement solely for the purpose of working capital and not for debt repayment.

7.13 Payment of the Debenture. The Company shall pay the principal of and interest on the Debenture in the time, the manner and the form provided therein, except to the extent converted into Common Stock in accordance with its terms.

7.14 SEC Reporting Requirements. The Company shall comply with its reporting and filing obligations pursuant to Section 13 or 15(d) of the Exchange Act, and the Company shall not, prior to April 17, 2009, terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.

7.15 Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the conversion of the Debentures (including shares issued in payment of interest thereon) and the exercise of the Warrants, such number of shares of Common Stock as shall from time to time equal the Debenture Shares issuable upon the due conversion of 100% of the Debentures (including shares issued in payment of interest thereon) and the Warrant Shares issuable upon the due exercise of the Warrants, in accordance with their respective terms

7.16 Further Assurances. From time to time the Company shall execute and deliver to the Purchasers and the Purchasers shall execute and deliver to the Company such other instruments, certificates, agreements and documents and take such other action and do all other things as may be reasonably requested by the other party in order to implement or effectuate the terms and provisions of this Agreement and any of the Securities.

ARTICLE VIII

NEGATIVE COVENANTS

The Company hereby covenants and agrees, so long as any Debenture remains outstanding, it will not (and not allow any of its subsidiaries to), directly or indirectly, without the prior written consent of holders of the majority of the principal amount of Debentures then outstanding (the "Majority Holders"), as follows:

8.1 Payment of Dividends; Stock Purchase. Declare or pay any cash dividends on, or make any distribution to the holders of, any shares of capital stock of the Company, other than dividends or distributions payable in such capital stock, or purchase, redeem or otherwise acquire or retire for value any shares of capital stock of the Company or warrants or rights to acquire such capital stock, other than in connection with repurchases upon the termination of employment of employee equityholders.

8.2 Stay, Extension and Usury Laws. At any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereinafter in force, which may affect the covenants or the performance of the Debentures, the Company hereby expressly waiving all benefit or advantage of any such law, or by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Purchasers but will suffer and permit the execution of every such power as though no such law had been enacted.

8.3 Reclassification. Effect any reclassification, combination or reverse stock split of the Common Stock.

8.4 Liens. Except as otherwise provided in this Agreement or otherwise created in favor of Vicis, create, incur, assume or permit to exist any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of the Company or any subsidiary under any conditional sale or other title retention agreement or any capital lease, upon or with respect to any property or asset of the Company or any subsidiary (each a "Lien" and collectively, "Liens"), except that the foregoing restrictions shall not apply to:

(a) liens for taxes, assessments and other governmental charges, if payment thereof shall not at the time be required to be made, and provided such reserve as shall be required by generally accepted accounting principles consistently applied shall have been made therefor;

(b) liens of workmen, materialmen, vendors, suppliers, mechanics, carriers, warehouseman and landlords or other like liens, incurred in the ordinary course of business for sums not then due or being contested in good faith, if an adverse decision in which contest would not materially affect the business of the Company;

(c) liens securing indebtedness of the Company owing to Vicis as of the date hereof or liens securing indebtedness of the Company or any subsidiaries which is in an aggregate principal amount not exceeding $250,000 and which liens are subordinate to liens on the same assets held by the Purchasers;

(d) statutory liens of landlords, statutory liens of banks and rights of set-off, and other liens imposed by law, in each case incurred in the ordinary course of business (i) for amounts not yet overdue or (ii) for amounts that are overdue and that are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by generally accepted accounting principles shall have been made for any such contested amounts;

(e) liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(f) any attachment or judgment lien not constituting an Event of Default;

(g) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of the Company or any of its subsidiaries;

(h) any (i) interest or title of a lessor or sublessor under any lease, (ii) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (iii) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (ii), so long as the holder of such restriction or encumbrance agrees to recognize the rights of such lessee or sublessee under such lease;

(i) liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(j) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

(k) liens securing obligations (other than obligations representing debt for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of the Company and its subsidiaries; and

(l) the replacement, extension or renewal of any lien permitted by this Section 8.4 upon or in the same property theretofore subject or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the indebtedness secured thereby.

All of the Foregoing Liens described in subsections (a) – (l) above shall be referred to as "Permitted Liens".

8.5 Indebtedness. Create, incur, assume, suffer, permit to exist, or guarantee, directly or indirectly, any Indebtedness, excluding, however, from the operation of this covenant:

(a) any indebtedness or the incurring, creating or assumption of any indebtedness secured by liens permitted by the provisions of Section 8.4(c) above;

(b) the endorsement of instruments for the purpose of deposit or collection in the ordinary course of business;

(c) indebtedness which may, from time to time be incurred or guaranteed by the Company which in the aggregate principal amount does not exceed $250,000 and is subordinate to the indebtedness under this Agreement;

(d) indebtedness under the Debentures or disclosed in the SEC Reports filed prior to the date hereof and otherwise existing on the date hereof;

(e) indebtedness relating to contingent obligations of the Company and its subsidiaries under guaranties in the ordinary course of business of the obligations of suppliers, customers, and licensees of the Company and its subsidiaries;

(f) indebtedness relating to loans from the Company to its subsidiaries;

(g) indebtedness relating to capital leases in an amount not to exceed $500,000;

(h) accounts or notes payable arising out of the purchase of merchandise or services in the ordinary course of business; or

(i) indebtedness (if any) expressly permitted by, and in accordance with, the terms and conditions of this Agreement.

8.6 Liquidation or Sale. Sell, transfer, lease or otherwise dispose of 10% or more of its consolidated assets (as shown on the most recent financial statements of the Company or the subsidiary, as the case may be) in any single transaction or series of related transactions (other than the sale of inventory in the ordinary course of business), or liquidate, dissolve, recapitalize or reorganize in any form of transaction, or acquire all or substantially all of the capital stock or assets of another business or entity.

8.7 Change of Control Transaction. Enter into a Change in Control Transaction. For purposes of this Agreement, "Change in Control Transaction" means, except with respect to acquisitions by the Company in the normal course of business or in connection with the possible expansion of the Board to up to five persons, the occurrence of (a) an acquisition by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of fifty percent (50%) of the voting securities of the Company (except that the acquisition of voting securities by the Purchasers shall not constitute a Change of Control Transaction for purposes hereof), (b) a replacement at one time or over time of more than one-half of the members of the Board of the Company which is not approved by a majority of those individuals who are members of the Board on the date hereof (or by those individuals who are serving as members of the Board on any date whose nomination to the Board was approved by a majority of the members of the Board who are members on the date hereof), (c) the merger or consolidation of the Company or any subsidiary of the Company in one or a series of related transactions with or into another entity (except in connection with a reincorporation merger involving the Company or with respect to which the Company is the survivor), or (d) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (a), (b) or (c).

8.8 Amendment of Charter Documents. Make any further amendment to the articles of incorporation or by-laws of the Company or any of its subsidiaries.

8.9 Loans and Advances. Except for loans and advances outstanding as of the Closing Date, directly or indirectly, make any advance or loan to, or guarantee any obligation of, any Person, except for intercompany loans or advances and those provided for in this Agreement.

8.10 Transactions with Affiliates.

(a) Make any intercompany transfers of monies or other assets in any single transaction or series of transactions, except as otherwise permitted in this Agreement.

(b) Engage in any transaction with any of the officers, directors, employees or affiliates of the Company or of its subsidiaries, except on terms no less favorable to the Company or the subsidiary as could be obtained in an arm's length transaction.

(c) Divert (or permit anyone to divert) any business or opportunity of the Company or subsidiary to any other corporate or business entity.

8.11 Other Business. Enter into or engage, directly or indirectly, in any business other than the business currently conducted or proposed to be conducted as of the date of this Agreement by the Company or any subsidiary.

8.12 Investments. Make any investments in, or purchase any stock, option, warrant, or other security or evidence of indebtedness of, any Person (exclusive of any subsidiary), other than obligations of the United States Government or certificates of deposit or other instruments maturing within one year from the date of purchase from financial institutions with capital in excess of $50 million.

ARTICLE IX

EVENTS OF DEFAULT

9.1 Events of Default. The occurrence and continuance of any of the following events shall constitute an event of default under this Agreement and the Debentures (each an "Event of Default" and, collectively, "Events of Default"):

(a) if the Company shall default in the payment of (i) any part of the principal of any Debenture, when the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise; or (ii) the interest on any Debenture; when the same shall become due and payable; and in each case such default shall have continued without cure for ten (10) days after written notice (a "Default Notice") is given to the Company of such default;

(b) if the Company shall default in the performance of any of the covenants contained in Articles VIII or IX hereof and such default shall have continued without cure for fifteen (15) days after a Default Notice is given to the Company;

(c) if the Company shall default in the performance of any other material agreement or covenant contained in this Agreement and such default shall not have been remedied to the satisfaction of the Majority Holders within thirty-five (35) days after a Default Notice shall have been given to the Company;

(d) if the Company shall have failed to obtain the waivers of all Persons holding preemptive or anti-dilution adjustment rights as required by Section 5.4(k) hereof and such default shall not have been remedied to the satisfaction of the Majority Holders, within thirty-five (35) days after a Default Notice shall have been given to the Company;

(e) if any representation or warranty made in this Agreement or in or any certificate delivered pursuant hereto shall prove to have been incorrect in any material respect when made;

(f) if any default shall occur under any indenture, mortgage, agreement, instrument or commitment evidencing or under which there is at the time outstanding any indebtedness of the Company or a subsidiary, in excess of $100,000, or which results in such indebtedness, in an aggregate amount (with other defaulted indebtedness) in excess of $250,000 becoming due and payable prior to its due date and if such indenture or instrument so requires, the holder or holders thereof (or a trustee on their behalf) shall have declared such indebtedness due and payable;

(g) if any of the Company or its subsidiaries shall default in the observance or performance of any term or provision of an agreement to which it is a party or by which it is bound, which default will have a Material Adverse Effect and such default is not waived or cured within the applicable grace period provided for in such agreement;

(h) if a final judgment which, either alone or together with other outstanding final judgments against the Company and its subsidiaries, exceeds an aggregate of $250,000 shall be rendered against the Company or any subsidiary and such judgment shall have continued undischarged or unstayed for thirty-five (35) days after entry thereof; or

(i) if the Company or any subsidiary shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts; or if the Company or any subsidiary shall suffer a receiver or trustee for it or substantially all of its assets to be appointed, and, if appointed without its consent, not to be discharged or stayed within ninety (90) days; or if the Company or any subsidiary shall suffer proceedings under any law relating to bankruptcy, insolvency or the reorganization or relief of debtors to be instituted by or against it, and, if contested by it, not to be dismissed or stayed within ninety (90) days; or if the Company or any subsidiary shall suffer any writ of attachment or execution or any similar process to be issued or levied against it or any significant part of its property which is not released, stayed, bonded or vacated within ninety (90) days after its issue or levy; or if the Company or any subsidiary takes corporate action in furtherance of any of the aforesaid purposes or conditions.

9.2 Remedies.

(a) Upon the occurrence and continuance of an Event of Default, the Majority Holders may at any time (unless all defaults shall theretofore have been remedied) at their option, by written notice or notices to the Company (i) declare the Debentures to be due and payable, whereupon the same shall forthwith mature and become due and payable, together with interest accrued thereon, without presentment, demand, protest or notice, all of which are hereby waived; and (ii) declare any other amounts payable to the Purchasers under this Agreement or as contemplated hereby due and payable.

(b) Notwithstanding anything contained in Section 9.2(a), in the event that at any time after the principal of the Debentures shall so become due and payable and prior to the date of maturity stated in the Debentures all arrears of principal of and interest on the Debentures (with interest at the rate specified in the Debentures on any overdue principal and, to the extent legally enforceable, on any interest overdue) shall be paid by or for the account of the Company, then the Majority Holders, by written notice or notices to the Company, may (but shall not be obligated to) waive such Event of Default and its consequences and rescind or annul such declaration, but no such waiver shall extend to or affect any subsequent Event of Default or impair any right resulting therefrom.

(c) Enforcement. In case any one or more Events of Default shall occur and be continuing, a Purchaser may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in its Debenture or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law. In case of a default in the payment of any principal of or interest on a Debenture, the Company will pay to the applicable Purchaser such further amount as shall be sufficient to cover the cost and the expenses of collection, including, without limitation, reasonable attorney's fees, expenses and disbursements. No course of dealing and no delay on the part of a Purchaser in exercising any rights shall operate as a waiver thereof or otherwise prejudice such Purchaser's rights. No right conferred hereby or by the Debentures upon the Purchasers shall be exclusive of any other right referred to herein or therein or now available at law in equity, by statute or otherwise.

ARTICLE X

[INTENTIONALLY OMITTED]

ARTICLE XI

INDEMNIFICATION

11.1 Indemnification by the Company. The Company agrees to defend, indemnify and hold harmless each Purchaser and shall reimburse each Purchaser for, from and against each claim, loss, liability, cost and expense (including without limitation, interest, penalties, costs of preparation and investigation, and the reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors) (collectively, "Losses") directly or indirectly relating to, resulting from or arising out of any untrue representation, misrepresentation, breach of warranty or non-fulfillment of any covenant, agreement or other obligation by or of the Company contained herein or in any certificate, document, or instrument delivered to such Purchaser pursuant hereto.

11.2 Indemnification by the Purchasers. Each Purchaser, severally and not jointly, agrees to defend, indemnify and hold harmless the Company and shall reimburse the Company for, from and against all Losses directly or indirectly relating to, resulting from or arising out of any untrue representation, misrepresentation, breach of warranty or non-fulfillment of any covenant, agreement or other obligation of such Purchaser contained herein or in any certificate, document or instrument delivered to the Company pursuant hereto.

11.3 Procedure. The indemnified party shall promptly notify the indemnifying party of any claim, demand, action or proceeding for which indemnification will be sought under Sections 11.1 or 11.2 of this Agreement, and, if such claim, demand, action or proceeding is a third party claim, demand, action or proceeding, the indemnifying party will have the right at its expense to assume the defense thereof using counsel reasonably acceptable to the indemnified party. The indemnified party shall have the right to participate, at its own expense, with respect to any such third party claim, demand, action or proceeding. In connection with any such third party claim, demand, action or proceeding, the Purchasers and the Company shall cooperate with each other and provide each other with access to relevant books and records in their possession. No such third party claim, demand, action or proceeding shall be settled without the prior written consent of the indemnified party, which shall not be unreasonably withheld. If a firm written offer is made to settle any such third party claim, demand, action or proceeding and the indemnifying party proposes to accept such settlement and the indemnified party refuses to consent to such settlement, then: (i) the indemnifying party shall be excused from, and the indemnified party shall be solely responsible for, all further defense of such third party claim, demand, action or proceeding; and (ii) the maximum liability of the indemnifying party relating to such third party claim, demand, action or proceeding shall be the amount of the proposed settlement if the amount thereafter recovered from the indemnified party on such third party claim, demand, action or proceeding is greater than the amount of the proposed settlement.

ARTICLE XII

MISCELLANEOUS

12.1 Governing Law. This Agreement and the rights of the parties hereunder shall be governed in all respects by the laws of the State of New York wherein the terms of this Agreement were negotiated.

12.2 Survival. Except as specifically provided herein, the representations, warranties, covenants and agreements made herein shall survive the Closing.

12.3 Amendment. This Agreement may not be amended, discharged or terminated (or any provision hereof waived) without the written consent of the Company and the Majority Holders.

12.4 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon and enforceable by and against, the successors, assigns, heirs, executors and administrators of the parties hereto. Any Purchaser may assign its rights hereunder (provided, that such Purchaser may not so assign any of such rights to any competitor of the Company), and the Company may not assign its rights or obligations hereunder without the consent of the Majority Holders.

12.5 Entire Agreement. This Agreement, the Transaction Documents and the other documents delivered pursuant hereto and simultaneously herewith constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof.

12.6 Notices, etc. All notices, demands or other communications given hereunder shall be in writing and shall be sufficiently given if delivered either personally or by a nationally recognized courier service marked for next business day delivery or sent in a sealed envelope by first class mail, postage prepaid and either registered or certified, addressed as follows:

if to the Company:

Medical Solutions Management Inc.
237 Cedar Hill Street
Marlboro MA 01752
Attn: Chief Executive Officer
with a copy to:
Andrew B. White, Esq.
Bingham McCutchen LLP
150 Federal Street
Boston, Massachusetts 02110

if to the Purchasers:

Vicis Capital Master Fund
Tower 56, Suite 700
126 E. 56th Street, 7th Floor
New York, NY 10022
Attn: Shad Stastney

Apogee Financial Investments, Inc.
4902 Eisenhower Blvd, Suite 185
Tampa, Florida 33634
Attn: Chris Phillips

with a copy to:

Andrew D. Ketter, Esq.
Quarles & Brady LLP
411 East Wisconsin Avenue
Milwaukee, Wisconsin 53202

12.7 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any holder of any Securities upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence, therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement must be, made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

12.8 Severability. The invalidity of any provision or portion of a provision of this Agreement shall not affect the validity of any other provision of this Agreement or the remaining portion of the applicable provision. It is the desire and intent of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.

12.9 Expenses. Each party shall bear its own expenses and legal fees incurred on its behalf with respect to the negotiation, execution and consummation of the transactions contemplated by this Agreement.

12.10 Consent to Jurisdiction; Waiver of Jury Trial. Each of the parties to this Agreement hereby irrevocably and unconditionally submits to the exclusive jurisdiction of the state and federal courts located the State and County of New York for purposes of all legal proceedings arising out of or relating to this Agreement and the Transaction Documents. Each of the parties to this Agreement irrevocably waives, to the fullest extent permitted by law, any objection which such party may now or hereafter have to the laying of the venue of any such proceeding brought in any such courts and any claim that any such proceeding brought in any such courts has been brought in an inconvenient forum. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, any right to trial by jury in any such legal proceeding. Each of the parties to this Agreement hereby consents to service of process by notice in the manner specified in Section 12.6 and irrevocably waives, to the fullest extent permitted by law, any objection such party may now or hereafter have to service of process in such manner.

12.11 Titles and Subtitles. The titles of the articles, sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

12.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

12.13 Independent Nature of Purchasers' Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Securities Purchase and Exchange Agreement, as of the day and year first above written.

COMPANY:

MEDICAL SOLUTIONS MANAGEMENT INC.

/s/ Brian Lesperance
Brian Lesperance
Chief Executive Officer

PURCHASERS:

VICIS CAPITAL MASTER FUND

By: Vicis Capital LLC

/s/ Shad Stastney
Shad Stastney
Chief Operating Officer

APOGEE FINANCIAL INVESTMENTS INC.

/s/ Chris Phillips
Chris Phillips
President

EXHIBIT A

FORM OF DEBENTURE

EXHIBIT B

FORM OF $.345 WARRANTS

EXHIBIT C

FORM OF $.375 WARRANTS

EXHIBIT D

FORM OF SECURITY AGREEMENT

EXHIBIT E

FORM OF STOCK PLEDGE AGREEMENT

EXHIBIT F

FORM OF GUARANTY AGREEMENT

EXHIBIT G

FORM OF GUARANTOR SECURITY AGREEMENT

DISCLOSURE SCHEDULE

Schedule 1.1 Securities

Purchaser	Purchase Price	Security	Amount
Vicis	Surrender of	Debenture	$ 1,050,000
	Vicis Bridge Notes	$.345 Warrant	3,500,000 shares of Common Stock
		$.375 Warrant	3,500,000 shares of Common Stock

Apogee	Surrender of	Debenture	$ 216,000
	Apogee Bridge Note	$.345 Warrant	720,000 shares of Common Stock
		$.375 Warrant	720,000 shares of Common Stock